Exhibit 99.1
                                 Signature Pages

                                        GLOBAL UNDERVALUED SECURITIES MASTER
                                        FUND, L.P.

Date: 01/13/2016                        By:    Kleinheinz Capital Partners,
                                               Inc., its general partner

                                               By:   /s/ John B. Kleinheinz
                                                     ---------------------------
                                                     Name: John B. Kleinheinz
                                                     Title: President

                                        KLEINHEINZ CAPITAL PARTNERS, INC.

Date: 01/13/2016                        By:    /s/ John B. Kleinheinz
                                               ---------------------------------
                                               Name: John B. Kleinheinz
                                               Title: President

Date: 01/13/2016                        JOHN B. KLEINHEINZ

                                               /s/ John B. Kleinheinz
                                               ---------------------------------